Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No.1 on Form S-8 to Form S-4 Registration Statement of Dollar Tree, Inc. of our report dated October 29, 2014 relating to the financial statements of Family Dollar Stores, Inc., which appears in Dollar Tree, Inc.’s Current Report on Form 8-K dated July 7, 2015.
/s/ PricewaterhouseCoopers LLP
Charlotte, North Carolina
July 7, 2015